[LETTERHEAD]



                                                              December 9, 2005



Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado  80237

         Re       Shares of Old Mutual Analytic Defensive Equity Fund

Ladies and Gentlemen:

                  We have acted as counsel to Old Mutual Advisor Funds, a Delaware business trust (the "Trust"), in connection with the Agreement and Plan of Reorganization dated as of October 13, 2005 (the "Agreement"), between the Trust, on behalf of its series, Old Mutual Analytic Defensive Equity Fund (the "Buying Fund"), and The Advisors' Inner Circle Fund ("AIC"), on behalf of its series, Analytic Defensive Equity Fund (the "Selling Fund"), and the transactions contemplated thereby. We are rendering this opinion to you pursuant to paragraph 7.4 of the Agreement. Terms defined in the Agreement shall have the same meanings when used herein unless otherwise defined herein or unless the context otherwise requires.

         In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: (i) an executed copy of the Agreement; (ii) copies of the Trust's Agreement and Declaration of Trust ("Trust Agreement") and By-Laws; (iii) certain resolutions adopted by the Board of Trustees of the Trust; and (iv) a resolution adopted by the shareholders of record of the Selling Fund at a special meeting of the Selling Fund's shareholders on December 7, 2005 called for the purpose of considering and voting on the Agreement. We also have examined original or reproduced or certified copies of all such other records of the Trust, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities, and have made such examination of law, as we have deemed necessary to form the basis of the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. As to various questions of fact relevant to this opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others and upon the representations and warranties of the Trust set forth in the Agreement.

         When reference is made in this opinion to "knowledge" or to what is "known to us," such reference shall mean the actual knowledge attributable to our representation of the Trust of only those partners and associates currently employed by us who have given substantive attention to the transactions contemplated in the Agreement. Our knowledge encompasses only such matters as have come to the attention of the aforementioned partners and associates through their

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         involvement in such transactions and is based in large part on inquiries we have made to and responses received from officers and representatives of the Trust and from our review of documents furnished to us by such persons in response to such inquiries.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the Trust's power to transact business as a registered investment company in the State of Delaware and duly execute and deliver the Agreement, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

         Based on and subject to the foregoing, it is our opinion that:

               (1) the Trust is a Delaware statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware and has the trust power to own all of its properties and assets and to carry on its business as a registered investment company and the Buying Fund is a duly established and designated series of the Trust;

               (2) the Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Buying Fund and, assuming due authorization, execution and delivery of the Agreement by AIC, on behalf of the Selling Fund, is a valid and legally binding obligation of the Trust, on behalf of the Buying Fund, enforceable against the Trust, with respect to the Buying Fund, in accordance with its terms;

               (3) the execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with the Trust Agreement or its By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Buying Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment, or decree to which the Buying Fund is a party or by which it or its property is bound;

               (4) to our knowledge, no consent, approval or authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by the Trust, on behalf of the Buying Fund, of the transactions contemplated under the Agreement, except such as have been obtained under the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended and the Investment Company Act of 1940, as amended, and such as may be required under state securities laws;

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               (5)         to our knowledge, there is no legal, administrative
                           or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Buying Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the Registration Statement or the Closing Date that is required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that is not described or filed as required or that materially and adversely affect the Buying Fund's business;

               (6) the Trust is registered as an investment company under the 1940 Act, and, to our knowledge, its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect; and

               (7) the Class A, Class C and Class Z shares of the Buying Fund are duly authorized and, when issued by the Trust to the shareholders of the Selling Fund in accordance with the terms and conditions of the Agreement, will be legally issued, fully paid and non-assessable.

         Our opinion in paragraph 2 is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting creditors' rights and remedies generally; and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

                  Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-14.



                                       Very truly yours,



                                       /s/  Kramer Levin Naftalis & Frankel LLP



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            [Letterhead of Ballard, Spahr, Andrews & Ingersoll, LLP]





                                                              December 9, 2005




Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY  10036
                  Re:      Reorganization of Analytic Defensive Equity Fund

Ladies and Gentlemen:

                  We have acted as counsel to Kramer Levin Naftalis & Frankel LLP ("Kramer Levin") in connection with that certain Agreement and Plan of Reorganization (the "Agreement") by and among Old Mutual Advisor Funds, a Delaware statutory trust (the "Trust"), on behalf of its series portfolio, Old Mutual Analytic Defensive Equity Fund (the "Buying Fund") and The Advisors' Inner Circle Fund ("Inner Circle"), on behalf of its series portfolio, Analytic Defensive Equity Fund (the "Selling Fund") which provides for the reorganization of Selling Fund with and into Buying Fund, and the transactions contemplated thereby (the "Reorganization").

                  The opinions expressed below are furnished to Kramer Levin pursuant to Section 7.4 of the Agreement. We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with (a) the filing of a Registration Statement on Form N-14, by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, and (b) Section 7.4 of the Agreement.

                  In so acting, we have examined an executed original, or copy certified or otherwise identified to our satisfaction, of the Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of trust documents and records of the Trust, and such other instruments and certificates of public officials and officers and representatives of the Trust, and have made such examinations of law, as we have deemed necessary for the purposes of this opinion.

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                  We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies. We have made no independent factual investigations as to factual matters, and have relied exclusively on the facts stated in the representations and warranties contained in the Agreement and on facts stated in certificates of authorized officers of the Trust.

                  We have also assumed, without verification (i) that Inner Circle has the trust power and authority to enter into the Agreement on behalf of the Selling Fund, (ii) the due authorization, execution and delivery by Inner Circle of the Agreement, and (iii) that the Agreement constitutes the legal, valid and binding obligation of Inner Circle enforceable against such party in accordance with its respective terms.

                  When the phrase "to our knowledge" or an equivalent phrase is used in this opinion, its purpose is to limit the statements it qualifies to the actual knowledge of lawyers in this firm responsible for preparing this opinion after such inquiry as they deemed appropriate. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

                  Based upon and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

               (8) The Trust is a Delaware statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the trust power to own all of its properties and assets and to carry on its business as a registered investment company and the Buying Fund is a duly established and designated series of the Trust.

               (9) The Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Buying Fund and, is a valid and legally binding obligation of the Trust, on behalf of the Buying Fund, enforceable against the Trust, with respect to the Buying Fund, in accordance with its terms.

              (10) The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with the Agreement and Declaration of Trust, as amended, of the Trust (the "Trust Agreement") or the Trust's By-Laws.

              (11) To our knowledge, no consent, approval or authorization of the State of Delaware under the Delaware Statutory Trust Act is required for the consummation by the Trust, on behalf of the Buying Fund, of the Reorganization under the Agreement.

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              (12)         The Class A, Class C and Class Z shares of the Buying
                           Fund are duly authorized and, when issued by the Trust to the shareholders of the Selling Fund in accordance with the terms and conditions of the Agreement, will be legally issued, fully paid and nonassessable.

                  The foregoing opinions are subject to the following exceptions, limitations and qualifications:

               (A) OUR OPINION IN PARAGRAPH NUMBER 2 IS SUBJECT TO THE EFFECT OF APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM, FRAUDULENT CONVEYANCE, FRAUDULENT TRANSFER OR SIMILAR LAWS AFFECTING CREDITORS' RIGHTS AND REMEDIES GENERALLY; AND GENERAL PRINCIPLES OF EQUITY, INCLUDING WITHOUT LIMITATION, CONCEPTS OF MATERIALITY, REASONABLENESS, GOOD FAITH AND FAIR DEALING (REGARDLESS OF WHETHER SUCH ENFORCEABILITY IS CONSIDERED IN A PROCEEDING IN EQUITY OR AT LAW).

               (B) WE EXPRESS NO OPINION AS TO THE APPLICATION OR REQUIREMENTS OF PATENT, TRADEMARK, COPYRIGHT, ANTITRUST AND UNFAIR COMPETITION, PENSION OR EMPLOYEE BENEFIT OR TAX LAWS IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY OR REFERRED TO IN THE AGREEMENT.

                  We express no opinion as to the law of any jurisdiction other than the federal law of the United States, the law of the Commonwealth of Pennsylvania, and the Delaware Statutory Trust Act. The Agreement provides that it is to be governed by the laws of the State of New York; however, our opinion is given as if the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions, governed the Agreement.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  This opinion may be relied upon by you only in connection with the consummation of the Reorganization and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent.

                  We understand that you will rely on this opinion in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form N-14. We hereby consent to such use of this opinion and we also consent to the filing of said opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

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                  This opinion is limited to the matters expressly stated
herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.





                                   Very truly yours,

                                   /s/ Ballard, Spahr, Andrews & Ingersoll, LLP